Grant Thornton LLP
666 Third Avenue
New York, NY 10017

September 2, 2010

U. S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:    Standard Motor Products Inc.
File No. 1-4743

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Standard Motor Products, Inc. dated September 2, 2010, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP